                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 29, 2000

                       SONUS COMMUNICATION HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)

     DELAWARE                          0-30124               54-1939577

(State or other jurisdiction           (Commission          (IRS Employer
 of incorporation)                     File Number)         Identification No.)

         254 West 31st Street
            New York, NY                       10001
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:

                                 (212) 904-1020

Item 2.   Acquisition of Assets.

       On March 29, 2000, the registrant acquired Empire One Telecommunications, Inc., a New York corporation, by merging Empire One with and into the registrant's wholly-owned subsidiary, EOT Acquisition Corporation, a Delaware corporation. EOT Acquisition, which was the surviving corporation following the merger, changed its name to Empire One Telecommunications, Inc., effective at the time of merger.

       Empire One provides retail Internet and voice telecommunications services to residential and commercial customers in niche ethnic markets throughout eleven Northeastern and Middle Atlantic states plus the District of Columbia and California. It had operated as a switchless long distance reseller since initiating service in 1996. At the beginning of 1999, however, Empire One successfully migrated its long distance traffic onto its own leased facilities network while adding local telephone services and a full suite of Internet products, including limited e-commerce functionality. Empire One leases two switches one for its long distance traffic and the other for its local traffic and is in the process of provisioning this equipment in New York City. Empire One primarily markets its services to niche ethnic groups and has subscribers in 11 states and the District of Columbia. Marketing is targeted on the Chinese markets in the New York, Los Angeles and San Francisco metropolitan areas.

       As part of the stock-for-stock merger, all 159,250 shares of Empire One's outstanding common stock held prior to the merger by 49 individual and corporate shareholders were converted into the right to receive an aggregate of 1,065,857 shares of the registrant's common stock. Based upon certificates and representations received from Empire One's former shareholders, at least 15 of Empire One's former shareholders were accredited investors at the time of the merger.

       Empire One's principal stockholders, consisting of John Friedman, Paul Butler and Bradley Lewis, collectively owned over 72% of Empire One prior to the merger. Following the merger, each of these former Empire One shareholders became executive officers and employees of the registrant.

       The amount of consideration paid by the registrant for Empire One was determined through arms-length negotiations between the registrant's management and that of Empire One, and centered on Empire One's equity value and the value of the registrant's common stock. The equity value of Empire One was determined for the purposes of the merger to be $3,197,571, and was based in part upon the strategic value of the combined companies as operationally integrated after the merger, and not the current fair market value of Empire One on a standalone basis. The negotiated price of $3.00 per share of the registrant's common stock issued in the merger did not necessarily bear any direct relationship to the registrant's revenues or the value of the registrant's physical or other assets, its book value or any other generally accepted criteria of valuation.

       The primary assets used by Empire One in its business and acquired by the registrant include capital leases on two network switches, switch interface equipment, three network servers, thirty-eight personal computers, various testing equipment, assorted data networking equipment and other office equipment and furniture. The registrant intends to continue to use these assets in the manner they have historically been used.

Item 5.  Other Events.

       In June, 2000 the registrant moved its corporate headquarters from Arlington, Virginia to New York City, and ceased doing business out of its Arlington, Virginia office, except for the management of certain international long distance routes. The registrant is in the process of evaluating its strategic alternatives with respect to its international wholesale long distance business, which alternatives may include a sale or restructuring of the business.

       The registrant has limited cash resources. A failure to obtain financing immediately will begin to have a material adverse effect on the registrant, its business, financial condition and results of operations, and will impair the registrant's ability to continue as a going concern. There can be no assurances that financing can be obtained, or as to the terms (if any) on which financing may be obtained, or that the Company can continue in business if such financing is not obtained.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements.

       (i) Consolidated Financial Statements for Empire One Telecommunications, Inc. for the Fiscal Years Ended December 31, 1999 and 1998.

                          INDEPENDENT AUDITORS' REPORT

To The Shareholders
Empire One Telecommunications, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Empire One Telecommunications, Inc. as of December 31, 1999, and the related consolidated statements of operations, accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Empire One Telecommunications, Inc., as of December 31, 1998, were audited by other auditors whose report dated May 24, 1999 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Empire One Telecommunications, Inc. as of December 31, 1999, and the consolidated results of its operations and its consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                LAZAR LEVINE & FELIX LLP

New York, New York
April 4, 2000

                       EMPIRE ONE TELECOMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 1998

                              - ASSETS (NOTE 4b) -

                                                                                            1999             1998
                                                                                            ----             ----
CURRENT ASSETS:
     Cash and cash equivalents                                                         $     7,355        $   107,842
     Accounts receivable - net of allowance for doubtful accounts of $29,893 and
      $-0 -, for 1999 and 1998, respectively                                               624,025            746,537
     Due from shareholders/officers (Note 6)                                                 4,754             25,264
     Prepaid expenses and other current assets                                               4,166              7,635
                                                                                       -----------        -----------
TOTAL CURRENT ASSETS                                                                       640,300            887,278
                                                                                       -----------        -----------
PROPERTY AND EQUIPMENT - NET (NOTES 2d, 3 AND 5)                                           487,800             67,785
                                                                                       -----------        -----------

OTHER ASSETS:

     Deferred tax assets (Notes 2e and 8)                                                        -            165,100
     Security deposits and other assets                                                    147,949            146,530
                                                                                       -----------        -----------
                                                                                           147,949            311,630
                                                                                       -----------        -----------

                                                                                       $ 1,276,049        $ 1,266,693
                                                                                       ===========        ===========



                                            - LIABILITIES AND SHAREHOLDERS' DEFICIT -

CURRENT LIABILITIES:

     Accounts payable and accrued expenses                                             $ 1,002,821        $   832,106
     Short-term loans payable (Notes 4a)                                                   150,000                  -
     Current portion of long-term debt (Note 4b)                                           144,481             56,282
     Capital lease obligations - current (Note 5)                                          103,610                  -
     Sales and excise taxes payable                                                         45,371             53,552
     Accrued payroll - officers (Note 6)                                                    87,500                  -
                                                                                       -----------        -----------
TOTAL CURRENT LIABILITIES                                                                1,533,783            941,940
                                                                                       -----------        -----------

OTHER LIABILITIES:
     Long-term debt (Note 4b)                                                              229,085            167,273
     Capital lease obligations (Note 5)                                                    304,368                  -
     Accounts payable, long term                                                                 -            195,751
                                                                                       -----------        -----------
                                                                                           533,453            363,024
                                                                                       -----------        -----------

COMMITMENTS AND CONTINGENCIES (NOTE 9)

SHAREHOLDERS' DEFICIT:
     Common stock, par value $.0001 per share; 1,000,000 shares authorized, 115,500 shares and 110,500 shares
      issued and outstanding for 1999 and 1998, respectively (Note 7)                           12                 11
     Additional paid-in capital                                                            339,112            329,113
     Accumulated deficit                                                                (1,130,311)          (367,395)
                                                                                       -----------        -----------
                                                                                          (791,187)           (38,271)
                                                                                       -----------        -----------

                                                                                       $ 1,276,049        $ 1,266,693
                                                                                       ===========        ===========


                            See accompanying notes.

                       EMPIRE ONE TELECOMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                   1999              1998
                                                                                   ----              ----
REVENUE:
     Telecommunications services, net of unbillable calls
        of $25,252 and $62,829, for 1999 and 1998, respectively (Note 2f)       $ 4,680,760        $ 5,980,762
                                                                                -----------        -----------
EXPENSES (INCOME):
     Cost of telecommunication services                                           3,136,572          4,347,151
     Selling, general and administrative costs                                    2,137,671          1,882,303
     Interest expense                                                                58,243             56,537
     Finance charges and other income                                               (53,910)           (73,644)
                                                                                -----------        -----------
TOTAL EXPENSES                                                                    5,278,576          6,212,347
                                                                                -----------        -----------
LOSS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES                                   (597,816)          (231,585)
     Provision (benefit) for income taxes (Notes 2e and 8)                          165,100            (49,000)
                                                                                -----------        -----------

NET LOSS                                                                        $  (762,916)       $  (182,585)
                                                                                ===========        ===========

                             See accompanying notes.

                       EMPIRE ONE TELECOMMUNICATIONS, INC.
                 CONSOLIDATED STATEMENTS OF ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                  1999               1998
                                                  ----               ----
ACCUMULATED DEFICIT, BEGINNING OF YEAR       $  (367,395)       $  (184,810)

      Net loss                                  (762,916)          (182,585)
                                             -----------        -----------

ACCUMULATED DEFICIT, END OF YEAR             $(1,130,311)       $  (367,395)
                                             ===========        ===========








                             See accompanying notes.

                       EMPIRE ONE TELECOMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                                                                         1999             1998
                                                                                         ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss)                                                                       $(762,916)       $(182,585)
     Adjustments to reconcile net (loss) to net cash (used) provided for operating activities:
        Bad debt provision                                                               29,893                -
        Depreciation and amortization                                                    18,641           30,897
        Issuance of common stock for services                                            10,000            4,000
        Deferred income taxes                                                           165,100          (49,000)
        Changes in assets and liabilities:
           Decrease in accounts receivable                                               92,619          266,282
           Decrease (increase) in due from stockholders                                  20,510          (24,972)
           Decrease in prepaid expenses                                                   3,469              705
           Increase in accounts payable                                                 204,355          306,568
           Increase in accrued payroll                                                   87,500                -
           (Decrease) in sales and excise taxes payable                                  (8,181)        (128,574)
                                                                                      ---------        ---------
     NET CASH (USED) PROVIDED FOR OPERATING ACTIVITIES                                 (139,010)         223,321
                                                                                      ---------        ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                 (21,923)         (18,452)
     Increase in security deposits                                                       (1,419)        (120,240)
                                                                                      ---------        ---------
     NET CASH (USED) FOR INVESTING ACTIVITIES                                           (23,342)        (138,692)
                                                                                      ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from short-term debt                                                      150,000                -
     Repayment of long-term debt                                                        (79,380)         (49,948)
     Payment of capital lease obligations                                                (8,755)               -
                                                                                      ---------        ---------
     NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                    61,865          (49,948)
                                                                                      ---------        ---------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                   (100,487)          34,681
        Cash and cash equivalents, beginning of year                                    107,842           73,161
                                                                                      ---------        ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                $   7,355        $ 107,842
                                                                                      =========        =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
           (i)    Cash paid during the year for:
                  Taxes paid                                                          $       -        $       -
                  Interest                                                               58,243           56,637

          (ii) During 1999, the Company acquired equipment under a leasing arrangement aggregating $416,733.

         (iii) During 1999, the Company refinanced its long-term debt and accounts payable with a vendor. As a result, accounts payable of $229,391 and a note payable of $205,536 were combined into a new note payable of $434,927.

                             See accompanying notes.

NOTE 1 - DESCRIPTION OF COMPANY AND BUSINESS:

         Empire One Telecommunications, Inc. (the "Company") was formed on March 23, 1994, and commenced significant operations in 1996 as a provider of long distance telephone service. In 1999, the Company expanded its operations to provide local telephone and dial up internet services and intends to also render wireless services in the near future. In addition, the Company offers discounted calling plans for domestic and international calls to customers located primarily in the Northeastern and Pacific Coast states. During 1998, Empire One incorporated a wholly owned subsidiary in Canada. This subsidiary has been inactive since inception.

         The Company is essentially an inter-exchange carrier that routes customers' calls using a leased switch facility over a transmission network consisting of dedicated long distance lines provided by carriers. The carriers provide the call record information from which the Company bills substantially all of its customer base.

         The Company has sustained significant operating losses for the past two years and at December 31, 1999 reflects an accumulated deficit of $1,130,311 and negative working capital of $893,483. See Note 10 regarding subsequent event - sale of the Company to a publicly trade entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The Company's accounting policies are in accordance with generally accepted accounting principles. Outlined below are those policies which are considered particularly significant.

     (a) USE OF ESTIMATES:

         In preparing financial statements in accordance with generally accepted accounting principles, management makes certain estimates and assumptions, where applicable, that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. While actual results could differ from those estimates, management does not expect such variances, if any, to have a material effect on the financial statements.

     (b) STATEMENTS OF CASH FLOWS:

         For purposes of the statements of cash flows the Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

     (c) CONCENTRATION OF CREDIT RISK:

         From time-to-time, the Company maintains cash with a bank in excess of federally insured limits and is exposed to the credit risk from this concentration of cash.

     (d) DEPRECIATION AND AMORTIZATION:

         Property and equipment are stated at cost. Depreciation and amortization are computed by straight-line and accelerated methods as follows:

                  Computer equipment                               5-7 years
                  Software                                         3 years
                  Furniture and office equipment                   5 years


     (e) INCOME TAXES:

         Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Income tax expense represents the current tax payable for the period and the change during the period in deferred tax assets and liabilities.

     (f) REVENUE RECOGNITION:

         Operating revenue is recognized upon completion of a telephone call and is recorded net of an estimate for unbillable calls. Related promotional credits, bad debts and billing and collection expenses are estimated and accrued in the period that revenue is recognized.

     (g) STATEMENT OF COMPREHENSIVE INCOME:

         The Company has adopted SFAS 130 "Reporting Comprehensive Income", which is effective for years beginning after December 15, 1997. Comprehensive income consists of net income or loss or other comprehensive income (income, expenses, gains and losses that bypass the income statement and are reported directly as a separate component of equity). The Company presently has no items of other comprehensive income.

     (h) RECLASSIFICATION:

         The 1998 financial statements have been reclassified, where appropriate, to conform to the 1999 financial statement presentation.

NOTE 3 - PROPERTY AND EQUIPMENT:

         Property and equipment consists of the following:

                                                     1999           1998
                                                   --------       --------
Computer equipment                                 $ 67,030       $ 42,993
Software                                             29,419         35,426
Furniture and equipment                              18,868         14,975
Property held under capital leases                  416,733              -
                                                   --------       --------
                                                    532,050         93,394
   Accumulated depreciation and amortization         44,250         25,609
                                                   --------       --------
                                                   $487,800       $ 67,785
                                                   ========       ========


         Depreciation and amortization expense for the years ended December 31, 1999 and 1998, aggregated $18,641 and $19,010, respectively.

NOTE 4 - LOAN PAYABLE:

     (a) SHORT-TERM LOANS:

         In December 1999, the Company received an interest-bearing loan from Sonus Communication Holdings, Inc. (Sonus) in the amount of $150,000. See also Note 10 re: Subsequent Events.

     (b) NOTE PAYABLE - CITIZENS:

         On July 1, 1997, the Company borrowed $300,000 from Citizens Telecommunications Company (Citizens). The loan, which originally matured on June 1, 2002, was secured by accounts receivable, contract rights, property and equipment and all other assets of Empire. The loan was also secured by personal guarantees of the three officers of Empire, and by a security interest in the issued and outstanding shares of Empire held by these officers. The interest rate on the loan was 12% per annum.

         On May 24, 1999 the Company refinanced its long-term debt and its accounts payable with Citizens. Account payable of $229,391 and long term debt of $205,536 were combined into a note payable of $434,927. The new note bears interest of 10.5% per annum and is payable in 37 monthly installments of principal and interest of $13,811. The loan continues to be secured by accounts receivable, contract rights, property and equipment and all other assets of Empire, by personal guarantees of the officers of Empire and by a security interest in the issued and outstanding shares of Empire held by these officers. Principal payments on the note are due as follows:

                2000               $144,481
                2001                148,699
                2002                 80,386
                                   --------
                                   $373,566
                                   ========

NOTE 5 - CAPITALIZED LEASES:

         The Company has entered into a lease for equipment which expires in 2004. The assets and liability under this capital lease have been recorded at the fair market value of the assets. The assets will be depreciated over their estimated productive lives. No depreciation was charged in 1999 since these assets were not yet placed in service.

         Minimum future lease payments under capital leases as of December 31, 1999 and for each of the next five fiscal years and in the aggregate are:

             2000                                             $186,100
             2001                                              142,750
             2002                                              110,340
             2003                                              110,340
             2004                                               91,950
                                                              --------
             Total minimum lease payments                      641,480
             Less: amount representing interest                233,502
                                                              --------
                                                              $407,978


NOTE 6 - RELATED PARTY TRANSACTIONS:

         As of December 31, 1999 and 1998, $4,754 and $25,264 respectively, was due from shareholders for non-interest bearing advances made which are due on demand. As of December 31, 1999, $87,500 was due to shareholders for deferred salaries. In March 2000, subsequent to the year end, the shareholders received an aggregate of 43,750 shares of common stock in lieu of payment for accrued salaries.

NOTE 7 - STOCKHOLDERS' EQUITY:

         During December 31, 1999 and 1998, Empire issued 5,000 shares and 2,000 shares, respectively, of its common stock for consulting services performed. Each share of common stock was valued at $2.

NOTE 8 - INCOME TAXES:

         Deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes as well as net operating loss carryforwards.

                                               1999            1998
                                            ---------       ----------
Deferred taxes are as follows:
   Deferred tax asset:

       Federal                              $       -        $ 131,000
       State and local
                                                    -           34,100
                                            ---------        ---------

                                            $       -        $ 165,100
                                            =========        =========
Benefit (provision) for income taxes:

       Federal                              $ 131,000        $  39,000
       State and local                         34,100           10,000
                                            ---------        ---------

                                            $(165,100)       $  49,000
                                            =========        =========


NOTE 8 - INCOME TAXES (CONTINUED):

         The Company has available operating loss carryforwards for federal tax purposes of approximately $1,000,000. These losses expire in various years beginning in 2011 and may result in deferred tax assets. The Company had previously recorded a deferred tax asset based on the assumed recoverability of the net operating loss carryforward. Since the Company realized a significant net operating loss for the current year, this deferred tax asset has been reversed. The Company has provided a 100% valuation allowance against its deferred tax asset since it is not more likely than not that such asset will be realized in the near future. This allowance will be evaluated at the end of each year, considering both positive and negative evidence concerning the realizability of the assets, and will be increased or reduced accordingly.

NOTE 9 - COMMITMENTS:

     (a) During December 1998, Empire entered into a two year agreement with Frontier Communication of the West Inc. (Frontier) whereby Frontier will provide Empire with interstate, international and when permitted intrastate transmission switching facilities and other services. Empire is billed on a per call basis, with a minimum monthly payment of $50,000 for the first 3 months of the contract and $100,000 thereafter.

     (b) EMPLOYMENT AGREEMENTS:

         On January 1, 1998, Empire entered into employment agreements with its three officers. The agreements expire on December 31, 2000 but will automatically renew for one year periods unless timely notice is given by an officer or Empire. Compensation beyond the year 2000 shall not be less than $150,000 and each officer is also entitled to a performance bonus of 3.33% of pre-tax net income. Former officers may not enter another business for one year if it competes with Empire.

     (c) OPERATING LEASES:

         The Company leases computer equipment, office equipment and office telephone systems under operating leases. Lease payments for equipment are due as follows:

            Year                                          Amount
            ----                                          ------
            2000                                          $6,224
            2001                                           3,456
                                                         -------
                                                          $9,680
                                                         =======

         Equipment lease expense for the years ended December 31, 1999 and 1998 was $13,942 and $22,853, respectively. The Company also has a data processing agreement for telephone billings to April 30, 2001 at a fixed fee of $500 per month plus additional charges by the hour and by the number of items processed.

         Empire also occupies office space under a lease that expires on August 30, 2008. Rent expense for the years ended December 31, 1999 and 1998 was $83,698 and $39,814, respectively.

     (c) OPERATING LEASES (CONTINUED):

         Future rental payments are as follows:

         2000                                 $   88,077
         2001                                     91,159
         2002                                     94,351
         2003                                     97,653
         2004                                    101,070
         Thereafter                              411,164
                                              ----------
                                              $  883,474
                                              ==========

NOTE 10 - SUBSEQUENT EVENT:

         At the end of March 2000, the Company was acquired by Sonus Communication Holdings, Inc. ("Sonus") through an exchange of shares. Sonus issued an aggregate of 1,065,857 shares of Sonus common stock, valued at $3.00 per share, in exchange for all of the Company's issued and outstanding shares. As a result of this transaction, effective March 31, 2000, the Company became a wholly-owned subsidiary of Sonus Communications Holdings, Inc., a publicly traded entity.

    (b)  Pro Forma Financial Information.

                 (i) Year Ended 1999 Pro Forma Financial Information.

PROFORMA STATEMENTS OF OPERATIONS

The following unaudited proforma consolidated statements of operations for the registrant have been prepared from the historical results of operations of Sonus giving effect to the acquisition of EOT assuming the merger was consummated January 1, 1999. Such unaudited proforma information should be read in conjunction with the historical financial statements of Sonus Communication Holdings, Inc. and Empire One Telecommunications, Inc. including the notes thereto and the notes to these unaudited proforma consolidated statements of operations. These statements do not purport to represent what the actual results of operations would have been for the registrant had the merger been consummated at the beginning of the period, is not indicative of actual results and does not purport to represent what the results of operations of the combined entity may be in the future.

Since the acquisition has already been reflected in the registrant's consolidated balance sheet included in its Form 10-QSB for the period ended March 31, 2000, no proforma balance sheet is required to be presented.

             UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                  Historical
                                                         -----------------------------
                                                             Sonus          Empire One
                                                          Communication     Telecomm.,
                                                           Holdings, Inc.      Inc.               Adjustments     Consolidated
                                                         --------------------------------------------------------------------------
REVENUES:
      Telecommunications services                         $ 1,635,042        $ 4,674,905        $                  $ 6,309,947

      Installment sales                                        69,014                                                   69,014
                                                          -----------        -----------        -----------        -----------
TOTAL REVENUES                                              1,704,056          4,674,905                             6,378,961


COSTS AND EXPENSES:
      Direct expenses                                       1,951,519          3,040,667                             4,992,186
      General and administrative                            1,237,092          2,316,236                             3,553,328

      Amortization of cost over net assets acquired                                      (1)        286,197            286,197
                                                          -----------        -----------        -----------        -----------

TOTAL OPERATING EXPENSES                                    3,188,611          5,356,903            286,197          8,831,711
                                                          -----------        -----------        -----------        -----------

LOSS FROM OPERATIONS                                       (1,484,555)          (681,998)          (286,197)        (2,452,750)


OTHER EXPENSES:

      Interest expense                                         (5,100)           (80,918)                              (86,018)

      Merger related costs                                   (261,611)              -                                 (261,611)
                                                          -----------        -----------        -----------        -----------
TOTAL OTHER EXPENSES                                         (266,711)           (80,918)               000           (347,629)
                                                          -----------        -----------        -----------        -----------
NET LOSS                                                  $(1,751,266)       $  (762,916)       $  (286,197)       $(2,800,379)
                                                          ===========        ===========        ===========        ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  3,965,071          1,065,857          5,030,928          5,030,928
                                                          ===========        ===========        ===========        ===========
BASIC LOSS PER SHARE                                      $     (0.44)       $     (0.72)       $     (0.06)       $     (0.56)
                                                          ===========        ===========        ===========        ===========

-------------------------------------------------------------------------------
1/ Adjustment to amortize the excess of purchase price over net assets acquired if EOT had been acquired as of the beginning of the period. The calculation is based on a 15 year life.

         (ii) First Quarter, 2000 Pro Forma Financial Information.

The acquisition of EOT was accounted for under the purchase accounting rules and as a result, the balance sheet of EOT has been consolidated with Sonus as of March 31, 2000. The registrant recognized the difference between the purchase price and the net assets of EOT as Excess Purchase Price Over Net Assets Acquired on the balance sheet. The operations of EOT will be consolidated with those of the registrant beginning April 1, 2000. The proforma results of operations for each of the quarters ended March 31, 2000 and 1999, respectively, are shown below. These statements do not purport to represent what the actual results of operations would have been for Sonus Communication Holdings, Inc. had the merger been consummated at the beginning of the period, is not indicative of actual results and does not purport to represent what the results of operations of the combined entity may be in the future.

                    QUARTER ENDED MARCH 31, 2000 (Unaudited)

                                                                   Historical
                                                         ------------------------------
                                         Sonus                EOT           Adjustments          Combined
                                      -----------        -----------        -----------        ------------
      Revenues                        $   167,817        $ 1,219,705        $         -        $ 1,387,522
                                      -----------        -----------        -----------        -----------
      Operating expenses:
      Direct expenses                     372,394            946,389                             1,318,783
      General & administrative            589,542            770,364                             1,359,906
      Amortization of cost over
       assets acquired                          -                  -             71,550             71,550
                                      -----------        -----------        -----------        -----------
                                          961,936          1,716,753             71,550          2,750,239
                                      -----------        -----------        -----------        -----------

      Loss from operations               (794,119)          (497,048)           (71,550)        (1,362,717)

      Other income (expenses)              10,450            (27,475)                 -            (17,025)
                                      -----------        -----------        -----------        -----------

      Net loss                        $  (783,669)       $  (524,523)       $   (71,550)       $(1,379,742)
                                      ===========        ===========        ===========        ===========

                    QUARTER ENDED MARCH 31, 1999 (Unaudited)



                                                                   Historical
                                                         ------------------------------
                                         Sonus                EOT           Adjustments          Combined
                                      -----------        -----------        -----------        ------------
Revenues                                242,438        $ 1,195,832           $      -        $ 1,438,270
                                    -----------        -----------        -----------        -----------

Operating expenses:

Direct expenses                         383,766            645,155                             1,028,921
General & administrative                113,133            519,260                               632,393
Amortization of cost over
          assets acquired                     -                  -             71,550             71,550
                                    -----------        -----------        -----------        -----------
                                        496,899          1,164,415             71,550          1,732,864
                                    -----------        -----------        -----------        -----------

Income (loss) from operations          (254,461)            31,417            (71,550)          (294,594)

Other income (expenses)                (172,030)           (10,573)                 -           (182,603)
                                    -----------        -----------        -----------        -----------
Net income (loss)                   $  (426,491)       $    20,844        $   (71,550)       $  (477,197)
                                    ===========        ===========        ===========        ===========

(c)  Exhibits.

Exhibit No.     Decription
-----------     ----------
2.1      Merger Agreement dated as of November 15, 1999 by and among Sonus
            Communication Holdings, Inc., EOT Acquisition Corporation, Empire
            One Telecommunications, Inc. and certain stockholders of EOT
            Acquisition Corporation, attached as Exhibit 2.3 to the registration statement on Form SB-2 filed by the registrant on December 7, 1999 and incorporated herein by reference.

2.2      Certificate of Merger filed with the Secretary of State of Delaware on March 29, 2000, attached as Exhibit 2.2 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.

2.3      Certificate of Merger filed with the Secretary of State of New York on March 29, 2000, attached as Exhibit 2.3 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.

99       Press Release, attached as Exhibit 99 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SONUS COMMUNICATION HOLDINGS, INC.
                                        (Registrant)

                                        By: /s/ John K. Friedman

                                        ------------------------------------
                                        Name:  John K. Friedman
                                        Title: President

Dated:   June 14, 2000

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.     Description
-----------     -----------

2.1      Merger Agreement dated as of November 15, 1999 by and among Sonus
            Communication Holdings, Inc., EOT Acquisition Corporation, Empire
            One Telecommunications, Inc. and certain stockholders of EOT
            Acquisition Corporation, attached as Exhibit 2.3 to the registration statement on Form SB-2 filed by the registrant on December 7, 1999 and incorporated herein by reference.

2.2      Certificate of Merger filed with the Secretary of State of Delaware on March 29, 2000, attached as Exhibit 2.2 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.

2.3      Certificate of Merger filed with the Secretary of State of New York on March 29, 2000, attached as Exhibit 2.3 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.

99       Press Release, attached as Exhibit 99 to the Current Report filed by the registrant on April 6, 2000 and incorporated herein by reference.